 EXHIBIT 32.01

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Rickards, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Energy Telecom, Inc. on Form 10-K for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Energy Telecom, Inc.

	By:	/s/ THOMAS RICKARDS
Date: March 10, 2011	Name:	Thomas Rickards
	Title:	Chief Executive Officer

I, Ronny Halperin, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Energy Telecom, Inc. on Form 10-K for the fiscal year ended December 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Energy Telecom, Inc.

	By:	/s/ RONNY HALPERIN
Date: March 10, 2011	Name:	Ronny Halperin
	Title:	Chief Financial Officer